Exhibit 99.1

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

THIS DOCUMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “OPTIMISTIC,” “INTEND,” “PLAN,” “AIM,” “WILL,” “SHOULD,” “COULD,” “LIKELY,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD- LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY’S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY’S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL

DEPEND ON THE COMPANY’S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY TO INCREASE INVESTMENT SPENDING IN THE SECOND HALF OF 2002, WHICH WILL DEPEND IN PART ON THE EQUITY MARKETS AND OTHER FACTORS EFFECTING REVENUES, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS; POTENTIAL DETERIORATION IN AEFA’S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA’S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA’S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA’S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON PROPRIETARY PRODUCTS; INVESTMENT PERFORMANCE IN AEFA’S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY’S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY OF ANY SUCH ATTACKS IN THE FUTURE; THE COMPANY’S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY’S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS’ SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE ABILITY TO EXECUTE THE COMPANY’S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E SPENDING THROUGH GREATER USE OF THE COMPANY’S PURCHASING CARD AND OTHER MEANS, AND FURTHER GLOBALIZING BUSINESS CAPABILITIES; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY’S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY’S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY’S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY’S AND ITS SUBSIDIARIES’ CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY’S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY’S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN

AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ITS OTHER REPORTS FILED WITH THE SEC.

EXHIBIT 99.1

SCRIPT FOR
FINANCIAL COMMUNITY MEETING
July 31, 2002

Please note: the accompanying slides follow this script.

Ken Chenault’s portion (part 1 of 2 parts)

See Slide 1—Financial Community Presentation

Good afternoon.

Welcome to our 2nd Financial Community meeting of the year.

I am pleased to welcome all of you back to the American Express Tower.

As you could tell when you arrived, there have been some changes and challenges along the way, but we are happy to be back.

Including the 500 employees who moved in on Monday, we have now relocated approximately 2,100 people back to New York City.

We expect to have our full complement of 4,000 employees in by year end.

* * * * * * * *

Let me take you through today’s agenda.

See Slide 2—Agenda

I will start by discussing the company’s performance through the second quarter, including our financial and business highlights.

As you know, at this meeting we normally cover one of our businesses in depth, such as we did with Corporate Services in February.

For today’s session, however, I’ve decided to go a slightly different way.

As the creation of shareholder value is an important and timely issue, I thought it would be a useful topic to discuss today.

At its core, shareholder value is increased by 3 actions:

•	Improving operating margins,

•	Effectively managing capital, and

•	Growing the business.

Today we’ll discuss what we are doing in each of these areas.

Gary Crittenden, our Chief Financial Officer:

•	will take you through the actions we are taking to improve our margins,

•	and will also cover how we manage our businesses to increase our return on capital.

I will then:

•	take you through some of our current growth initiatives,

•	and give you my thinking on our prospects for growth over the moderate to long-term.

We will then end, as always, with any questions you may have for me, Gary or the rest of the management team.

* * * * * * * * *

See Slide 3—BLUE BOX

Before starting on our results, let me give you some context.

Given the continued volatility of the external environment, my goal has been to keep the organization focused on the things that we can control:

•	our growth initiatives . . . . . . . . .

•	our expense base . . . . . . . . . .

•	and maintaining our drive for results in spite of external challenges.

As you will hear, I believe we have made good progress against each of these goals.

Given all that is going on externally it is natural to ask—“Can you keep the organization focused on your strategy and execution?”

I believe we can and we have, although it is clearly challenging.

In addition to the ongoing market and economic volatility, there is also the issue of corporate credibility, which has been top of mind for employees, shareholders, and customers.

To answer some of the questions employees have raised on this issue, here is what I have been telling them.

First, we are a company that has been around for a long time.

In our 152 year history we’ve been tested:

•	by natural disasters,

•	by economic depression,

•	by war.

Regardless of circumstances, we’ve dealt with challenges openly and head-on.

And when we made mistakes along the way, we faced up to them and learned from them.

That’s because, while our businesses and products have evolved substantially over our history, our core values of integrity and customer service have never changed.

Second, a long history has produced an organization with a long-term outlook.

Our actions are based on the company’s long-term interest, rather than on what may be the most expedient solution or produce the best short-term outcome.

We have clearly followed this practice over the last 18 months as we took a number of difficult actions. . . . . . . . actions which, while negatively impacting the short-term, served to strengthen the company for the future.

Third, many of the proposed solutions for the corporate credibility issue are already in place in our company.

For example, in looking at the governance guidelines recommended by the New York Stock Exchange, we will not need to make significant changes in order to comply with the proposals.

As a company and a management team we are fully supportive of recommendations:

•	that will improve financial transparency,

•	and also those that reassure shareholders, such as the current proposals on certification.

In terms of certification, we already have good control systems in place.

As a result, we are comfortable with both our historical and current financial results.

Based on the review process currently underway, we are on target to certify our SEC reports by the 14th.

I have been very open with employees in dealing with the corporate credibility issue.

And while they are reassured by the messages, employees have also told me that it doesn’t represent “new news” for them.

It is simply a reiteration of the values to which our company has always adhered.

* * * * * * * *

Before moving on to the Company’s financial performance, I want stop here for a moment and cover another issue. . . . . . .. an issue being actively discussed in a range of forums—the use and accounting treatment of stock options.

As there is a great deal of debate going on, I thought it would be useful to give you—at least directionally—my thinking on this issue.

Given the generally weaker economic environment, and the evolving compensation practices in our industries, I recognized I would likely want to make changes to some of our existing compensation programs.

That is why, over the last few months, I started a comprehensive review of our compensation strategy.

All elements of our current compensation—cash, stock, and options—are being reviewed and evaluated.

In addition, as we are committed to ensuring that our total compensation remains competitive, we are also reviewing industry benchmarking and market trends.

With compensation, as with other issues, I believe you shouldn’t make one-off decisions before having a view of the full picture.

The plan is to complete the review over the next several months, and make any resulting changes on a going forward basis.

While we haven’t completed the work I have decided to make one change.

It is evident that the amount of our share repurchase benefit consumed by option dilution is too high.

As a result, I have decided to reduce the level of new stock options we grant.

The other issue around options is whether and how their value should be expensed in a company’s P&L.

Like all other companies, we disclose the pro forma EPS impact of options in our annual report.

The proforma expense is determined using a consistent methodology and valuation.

In our case, for 2001, that pro forma expense was 18 cents per share.

As to whether this expense should be reflected in the P&L for future grants, I have no objection to expensing options.

But I believe there needs to be consistency of methodology and practice.

I believe having individual companies deciding on “how” and “if” they expense options makes it more difficult for investors to compare financial performance across companies.

As the goal here is one of clarity and transparency, consistency must be a key consideration.

See Slide 4—Company Performance

Now, let me now turn to the company’s year to date performance.

Given all of the uncertainty in the environment, focusing on the things we can control has not always been easy.

But I believe our 2nd quarter results are evidence of our success.

See Slide 5—Financial Performance vs. Objectives

On a reported basis for the first 6 months:

•	Earnings per share were up 83%..........................

•	Return on Equity (as calculated on a trailing 12 month basis) was 15.4%;

•	And revenue growth was 9%.

These reported growth rates were impacted by investment gains and losses in both 2001 and 2002.

As we expected given the environment, our business volumes were not robust.

However, because of the deliberate actions taken over the last 2 years to improve our business models, and the year over year benefit of interest rates, we were able to deliver solid earnings despite the weak revenue environment.

As I discussed at our February meeting, I am assessing the company’s performance during the year based on a number of key “signposts”.

Each of these signposts represents a key component of our short- and moderate term growth.

Therefore, I thought it would be useful to use them today as a structure for discussing our results.

See Slide 6—Update on 2002 Signposts

The first signpost is a company-wide one.

And the question here is ..................................

“Are we making progress in continuing to improve our operating margins?”

As a result of our continued reengineering progress, the answer to this question is “Yes”.

In terms of the restructuring charges we took in 2001, they are delivering the savings we expected.

•	In the 2nd quarter our employee count declined by 2,700.

•	And, against our year end numbers, our work force is now down by 14,200, or approximately 16%.

But our margin improvement is driven by more than just restructuring activities.

We continue to make progress in:

•	Driving service activity online to lower unit costs in Travel, Payments and Financial Services;

•	We are also performing certain processes in lower-cost markets, while maintaining or improving quality and productivity;

•
And we are using Six Sigma as a tool to improve quality and efficiency ............... such as in our U.S. merchant business, where we reengineered our merchant welcome process and increased activation levels for new merchants by 10 percentage points.

I mentioned in February that we expected to deliver at least $1 billion of reengineering benefits this calendar year and we remain on track to do so.

Because of the impact of certain non-core transactions within our operating expense line, I recognize that our improvement is not readily evident as you analyze our financials.

For example, $46 million (pretax) of strategic investment gains are reflected in last year’s operating expense line against $48 million (pretax) of losses in the current year numbers.

An item such as this serves to understate the margin improvement at TRS, which continues to be on track against their plans.

At AEFA, reported margin improvement has been dampened by the negative impact of the equity market on their revenues, but progress in reducing their expense base continues to be good.

I am confident we will see improvement in our reported margins in the 3rd and 4th quarters, subject—as I said—to equity market conditions, and that our full year results will show the progress we are making against last year.

My second signpost was also a company-wide one.

“Are we on the offensive in terms of growth, launching products and services, signing deals and partnerships, outperforming the competition?”

I believe our results in this area have been good to mixed.

Over the first half of the year you have already seen a number of announcements from us .......................

•	Launches such as OPEN—our business dedicated to small businesses, and our newest Cash Rebate Card, which we announced on Monday.

•	We’ve also signed partnerships, such as with AOL/Time Warner and our travelers cheque agreement with Citi.

I’ll discuss our performance vs. competitors in a moment.

For now I want to focus on how—and how much—we are spending on growth.

See Slide 7—Marketing & Promotion Spending

Given our reengineering progress, and business results that have come in somewhat above our expectations, I decided to increase our marketing and promotion spend during the first half of the year.

And we anticipate even further increases in this line between now and year end.

This spend has gone to support specific initiatives, such as OPEN, in addition to the launch of our new brand advertising campaign—“Make Life Rewarding”.

Here is the first research we have on customer and prospect reaction to both of these campaigns.

See Slide 8—OPEN

To date, our OPEN advertising has successfully increased the awareness and imagery of American Express among our small business cardmembers.

The recognition of American Express as a company that provides financial services to small businesses is significantly higher post versus pre-launch.

•	40% of cardmembers are aware of OPEN

•	and about 25% are aware of our advertising.

These awareness levels are quite favorable and, to give you some context, are comparable to where Blue was at this point in its launch cycle.

See Slide 9—Brand Campaign

Results for our new brand campaign are also positive.

In research conducted with customers and prospects, both the imagery and messages of the ads scored well.

When evaluated against our past advertising, the new campaign has generally exceeded our prior results.

The highest rating on the scale we used was defined as not just outscoring our historical norm, but beating the top quartile of past results.

Scoring at this high level were some very important statements ............. statements such as:

•	American Express is more than a card,

•	American Express is relevant for an “everyday person”...............

•	and—the all important—I am interested in using an American Express product.

See Slide 10—Marketing & Promotion Spending

We expect to continue to spend on both of these campaigns during the remainder of the year, in addition to supporting other initiatives.

With a number of new products and services launching over the next few months, we have no shortage of productive opportunities on which to spend our M&P money.

See Slide 11—INVESTMENT SPENDING

While marketing and promotion is one component of our spending, it is not the whole story.

Here is a look at our overall investment spending by category. As a reminder, our definition of investment spending is not related to capital.

As we use the term, investment spending is the net P&L impact of initiatives such as:

•	new product launches,

•	major system improvements,

•	and direct mail campaigns.

The costs of these investments are not contained on a single P&L line, but are spread across a number of lines, including:

•	revenues,

•	marketing and promotion,

•	and other operating expense.

There are two points to note from this slide.

First, after appropriately scaling back investments last year in response to economic conditions, our investment spend is now back in the range of the spending we had in 1999 and 2000.

Second, our proportion of spending has shifted.

Some of the technology and internet investments of 1999 and 2000 are now being fully leveraged as we add new applications and capabilities to an already established infrastructure. As a result of this, more of our investments are being targeted directly on growth initiatives at both TRS and AEFA.

As I said, last year’s challenges caused us to postpone some of our investments ............ slowing the metric growth we would have liked to see this year.

But with our absolute investment spending now up versus last year, and with our focus on growth initiatives, I believe we are well positioned to improve our metric performance coming out of the current year, and into next.

* * * * * * * *

Changes to our business model have allowed us to increase our level of investment spending this year.

But the changes we made also played an important role in how our investments are funded.

In the mid to late 90’s we had the benefit of a number of items that positively impacted our earnings:

•	the Lehman Earnout,

•	sales of shares of First Data,

•	gains from our internet portfolio and some of our international businesses.

Each of these items was put to good use in funding investments.

But because their benefit was, or is, more or less finite, they are not a sustainable source of investment funds.

The changes to our business models have now allowed us to lower our reliance on these types of items to fund growth.

With the actions we have taken, we are now at the point where almost all of our investment funding comes from operating earnings—a much healthier and more sustainable position to be in.

* * * * * * * *

PAUSE

With solid results in the first two quarters of this year, we stepped up our marketing efforts, as you have seen.

Based on current conditions, we plan to have less of our credit and reengineering benefits fall to the bottom line and invest more into growth during the second half of the year.

As a result, and as we noted in our second quarter disclosures, this is one of the key reasons our earnings are not likely to exceed a full year level of $2.01 per share, which was the EPS consensus prior to our 2nd quarter release.

See Slide 12—Update on 2002 Signposts

The third signpost in my assessment relates to financial services ...................

“Have we generated traction against the strategy at AEFA as measured by improvements in our metrics and earnings?”

While the Worldcom losses were certainly a hit to AEFA’s earnings during the quarter, I believe we are making progress in several areas of the business.

At AEFA we have no choice but to focus on the things that we can control.

Declines in equity values have lowered our level of assets under management, and pressured management fee revenues.

The roller coaster market environment has been difficult for every player in financial services.

This is the one major area of the company where we are underperforming our internal expectations .............. and, should the market environment weaken, it remains a risk for the full year.

(We’re obviously encouraged by the performance this week but, as we all know, it could quickly change.)

In terms of business fundamentals, however, we are moving forward.

So far this year we have launched both Platinum Financial Services and our American Express ONE account, two important growth initiatives I’ll update you on in a moment.

Our product development efforts continue to be quite active, and we expect to have further launch announcements as the year goes on.

While we continue to make some modifications, our advisor platforms have stabilized.

As our platforms are core to many of our initiatives, the steps we’ve taken should provide us with a good foundation for growth—in terms of both advisors and sales—when market conditions eventually improve.

See Slide 13—AEFA CASH SALES

Despite current market conditions, our cash sales did improve in the second quarter, growing by 6%—the first year over year increase in 4 quarters.

Branded advisor-related sales increased 10% on a cash basis, and 14% as measured on our internal gross dealer concession basis.

The breadth and depth of our product offerings clearly helped our performance as retail clients reacted to market declines and modified their holdings.

•	Annuity sales increased by 46% in the second quarter,

•	while certificates were up by 17%.

While retail sales improved, the disappointing component of this metric was institutional sales, which were down by 70% against a relatively strong 2nd quarter last year.

Institutional sales are very dependent on investment performance ................. and this, as you know, has been a weak area for us.

The good news, however, is that we are starting to see progress here as well.

See Slide 14—AEFA INVESTMENT PERFORMANCE—Equity Funds

While we still have a long way to go, our recent performance is encouraging.

As you can see here, in the 2nd quarter of 2001, on an asset weighted basis, only 34% of our equity funds were above median performance.

This year that number has increased to 78%, a very strong showing.

While equity performance has improved, our fixed income funds have not done as well this year and will be a priority for us over the coming months.

We remain committed to upgrading our investment talent ....................................

We have brought in high performing managers and analysts on the equity side and have reassigned a number of our funds as a result;

•	We also announced last week a new head of Fixed Income, Michelle Keeley, who comes to us with a very impressive track record.

As we all know, results over 1, 3, and 5 years are what matter in fund performance—not stand-alone quarters.

But every 3 or 5 year period begins with a single quarter, and so I am encouraged with our initial progress.

See Slide 15—AEFA OWNED INVESTMENT PORTFOLIO

We also continue to focus on our owned investments.

The deliberate steps we took last year to rebalance and lower our risk profile have served to stabilize our portfolio and moderate our losses in high yield.

Given the significant turmoil in the debt markets this year, our 2001 actions clearly benefited our current performance.

Our Worldcom losses in the quarter were certainly not good news, but I remain comfortable with the overall risk profile of our holdings, and with the actions we are taking.

See Slide 16—UPDATE ON 2002 SIGNPOSTS

Next was a TRS signpost ...................................

“Depending on the level of improvement to the economy, is our billed business growing across each of our products and markets?”

See Slide 17—WW BILLED BUSINESS

As you would expect in light of the environment, our absolute billings growth rate is still low, but our trend is moving upward.

See Slide 18—BILLED BUSINESS BY TRENDS

This upward trend is consistent across all of our customer categories, with growth rates in the 2nd quarter equal to or better than in Q1.

U.S. consumer spending continues to be relatively strong, up 4% in the quarter on 8% transaction growth.

* * * * * *

See Slide 19—UPDATE ON 2002 SIGNPOSTS

Our performance vs. competitors is mixed.

As I mentioned earlier, the slowdown of investment spending in 2001 dampened the overall performance of our metrics, but we are generally in line with where we thought we would be.

Given the size of our corporate base, our global billings growth has been slower than most peers.

And while our U.S. consumer spending has seen some rebound, our organic growth has lagged the reported numbers of some U.S. competitors—a number of whom have benefited from portfolio acquisitions.

Along with the industry at large, our growth in balances has moderated.

Our current, increased level of investment spending should, however, help this metric, and we expect to see an improvement in our growth rate by year end.

Our final signpost also relates to TRS .....................................

“Is credit performing within our expectations, given unemployment rates?”

Credit performance continues to be a positive for us—relative to economic conditions and relative to our expectations.

See Slide 20—CREDIT QUALITY

Our credit loss and delinquency trends are either stable or improving.

The trends you see here for lending are for the U.S. only, but we’re seeing similar trends across most major international markets, although there are some exceptions, such as in Argentina.

See Slide 21—CHARGE CARD LOSSES

While our charge card loss rate ticked up by one basis point, our results are still impressive, particularly compared against our historical trends.

See Slide 22—CREDIT PERFORMANCE

Given the uncertainty of the external environment, our coverage ratios have been maintained at the higher end of our reserving range.

Reserve coverage of past due balances is well in excess of 100% for both charge and lending.

Given the importance of credit to our overall results, we intend to maintain reserve levels that are consistent with our cautious outlook for the economy.

See Slide 23—COMPANY PERFORMANCE

In summary, I am generally pleased with our first half performance.

The actions we initiated and implemented over the last two years have increased the flexibility and adaptability of our economic models.

This has allowed us to grow earnings at a reasonably good level, in light of both a weak environment and the impact of Worldcom.

Excluding our investment spending, we are seeing operating expense reductions in most of our businesses.

Reengineering is delivering real benefits, in line with our expectations.

Our initiatives are focused not just on cost reduction, but on improving the efficiency of the way we do business and on delivering top line growth.

Reengineering and operating earnings are generating significant funds for investments.

We are investing in growth at increased levels, which should serve to build momentum as we move into next year.

All of these factors contributed to my deciding to reinstate our share repurchase activities.

As you will hear from Gary, we continue to believe share buybacks are an excellent means of increasing overall shareholder value.

With that as context, let me now turn things over to Gary Crittenden, our Chief Financial Officer, who will take you into detail on:

•	our financial trends,

•	our progress in margin improvement

•	and our capital allocation process.

* * * * * * * *

Gary Crittenden’s portion

See Slide 24—1995-2002 Financial Trends

Thank you Ken.

I would like to start by giving you some perspective on how you should think about our “on average and over time” targets.

Given our performance in 2001, this is an area that Ken and I are questioned about during many of our discussions with investors.

Historically, prior to 2001, we have met, or exceeded, our targets since they were first established back in 1993. Other than a few years of revenue growth shortfalls in the first half of the 90’s, we met them whether you measured our performance on an annual, or multi-year, basis.

As you know, 2001 was an exception to that trend where we fell short of the targets and were knocked off the trend line, even when measured on a multi-year basis.

See Slide 25—Components of EPS Growth – 1995-2000

In fact, our performance for the five years ended 2000 reflected EPS growth at the high end of our targeted range, at 15%.

Revenue growth exceeded 9%, and we saw benefits from margin improvement and lower shares outstanding.

Before I move forward, I want to clarify the basis for the 2001 and 2002 financial information I will use on some of my slides for illustrative purposes.

First, let me make clear that we are not forecasting specific results for 2002. However, as we stated when we released earnings last week, we believe that it is unlikely that our full year 2002 EPS will exceed the Wall Street consensus of $2.01 prior to our second quarter earnings release. The reasons we identified this was likely to be the maximum EPS level we could achieve for the year were:

—	The continuing uncertainty in equity markets;

—	The diminishing benefit of lower interest rates throughout the year;

—
But more importantly, based on current conditions, our belief that our moderate to long-term economic value is best served by having less of our credit and reengineering benefits flow through to the bottom line and to invest more into growth initiatives in the last half of this year.

That being said, in order to analyze various potential financial trends and to show what types of performance would be necessary to meet our financial targets, I will use for illustrative purposes $2.01 as our hypothetical EPS for 2002.

In addition, when I reference adjusted 2001 financial results, I am using the adjusted results that would correlate to EPS in the mid-$1.70 range, which we discussed at year-end as being a reasonable proxy for our 2001 performance after adjusting for the high yield losses and  9/11 and restructuring charges. While we didn’t pinpoint the adjusted EPS at the time, because there likely are varying opinions as to what portion of the high-yield losses should be added back, I have used $1.75 for simplicity sake.

See Slide 26—Components of EPS Growth Model – 2002 vs 2001 Adjusted

With that background, let’s take a look at the potential components of an EPS growth model in this 2002 illustration.

—	EPS would increase approximately 15 % off the adjusted 2001 level.

—	We assume revenue growth would be in the low single digits as the current equity market levels, in particular, pressure results.

—
The large gap between revenues and EPS growth would have to be largely bridged by reengineering and interest rate benefits. And, with the one-year share repurchase hiatus that ended in June, lower shares would provide little benefit.

The major point of this analysis is that whether or not we achieve 15% growth this year, our model has become flexible and positions us to produce solid earnings in certain weaker revenue environments.

We prefer over time to have more of our income growth come from revenue growth, but the current environment does not currently support that goal. Later on, Ken will highlight the value creation benefits of stronger revenue growth.

See Slide 27—AXP EPS Growth Trajectory

As I indicated before, 2001 knocked us out of our targeted 12-15% EPS growth range, despite the fact that we had been running at the high end of that range since 1993.

If we were to earn the $2.01 in 2002, the slope of the EPS growth line would indicate movement back toward the low end of the range during the year.

If our EPS grows at 15% per year, we will be back in the range in 2005. If it grows at 13% we will be back in the range in 2009.

An important take-away from this slide is that prior to 2001 our businesses performed well on a consistent basis. But, our performance in 2001 dramatically impacted that prior trend. Considering the weak environment we have been in for the last year and a half, we could not immediately get back into the range without imprudently starving the businesses of needed investments. Instead, we’ve leveraged our recent reengineering success to build the investment capacity necessary to drive long-term growth.

Despite the current environment we continue to believe that our targets represent an appropriate view of the potential within our businesses.

However, we obviously cannot defy gravity and are relying on certain industry growth characteristics on average and over time. For instance, while we assume our card spending growth will slow somewhat from the last two decades when it grew 14%, industry growth in spending on charge and credit cards would need to be between 6 and 10%. Similarly, for AEFA to achieve its long-term growth objectives, the appreciation in the S&P 500 must revert back to its historic long-term growth rate of 8%.

See Slide 28—Capital Allocation and Growth Strategy

With this understanding of our targets, I’d now like to describe how we think about increasing shareholder value and the role return on capital and return of capital to shareholders plays in that process.

To begin with, it’s important to remember that our major businesses are well positioned within two industry sectors—Global Payments and Retail Financial Services—that, over time, have been, and we believe will continue to be, among the highest return and fastest growing in all of financial services.

Our view is that the competitive strengths inherent within our businesses, if nurtured, provide us the opportunity to sustain their high return, high growth potential.

Management’s confidence in the sustainability of these business dynamics has been bolstered by the success of our reengineering initiatives, which have provided us with ongoing margin enhancement tools, like our internet servicing platforms.

Our ultimate goal is to build shareholder value by managing our resources in a manner that maximizes the Company’s free capital generation over a long period of time.

We seek to do this by growing our businesses while maintaining consolidated returns at attractive levels.

If we are successful, we will generate an increasingly larger pool of capital to return to shareholders into the future.

See Slide 29—Cost of Equity

Our capital allocation process begins with an understanding of the Company’s cost of equity, which we estimate to be in the 12-13% range.

We build up to that through the standard Capital Asset Pricing Model:

—	The risk free treasury rate,

—	Plus an equity risk premium, and

—	A risk premium specific to American Express, which is based on our beta.

See Slide 30—Cost of Equity and Shareholder Value

As you know, our cost of equity, which fluctuates over time, is the return at which our shareholders should be indifferent to incremental investments.

Simply put, investments that generate returns in excess of our cost of equity create shareholder value. Investments that return below our cost of equity destroy value.

American Express’ historical returns have significantly exceeded our cost of equity. Despite the negative impact of 2001, our average return on equity exceeded our cost of equity by approximately 10% from 1995 through 2001.

See Slide 31—ROE Premium: 1995-2001

In fact, that excess had been growing until 2001.

This confirms that the Company’s shareholder value creating capabilities are substantial.

See Slide 32—AXP Return on Managed Assets vs. Financial Services Peers

Our returns also stand at or near the top of our industry, no matter how you measure them versus our peers.

This chart compares the average returns on managed assets for the seven years ended 2001.

See Slide 33—AXP Return on Equity vs. Financial Services Peers

Looking at return on equity, we do not compare quite as well because we, and our peers, all have different strategies regarding appropriate credit ratings and risk profiles. Generally, those willing to accept higher financial leverage and lower debt ratings can generate higher ROEs for the same ROA.

See Slide 34—AXP Returns vs. Financial Services Peers

However, if you adjust each competitor’s return to the average leverage for the peer group, American Express once again comes out near the top.

See Slide 35—AXP Excess Returns vs. Financial Services Peers

Taking it one step further, if you subtract each firm’s cost of equity to arrive at an excess return, our position compares well against our competitors, both individually, and,

See Slide 36—AXP Excess Returns vs. Financial Services Peers

As shown here, versus the average for the group. Here you can see that prior to 2001, a year when we and the group were hit hard by the environment, our trend versus the peer group was very favorable.

See Slide 37—AXP Net Income Returned to Shareholders

These returns, which are driven by our unique mix of businesses, position us to distribute large amounts of capital to shareholders. And, history shows that the company has returned a significant portion of capital generated each year back to shareholders.

This slide shows the net income for the Company as the blue bars and the amount returned as the purple bars. The percent of the net income returned is computed along the bottom.

On average, 79% of net income generated from 1995-2001 was returned through dividends and share repurchases.

See Slide 38—AXP Capital Generated Returned to Shareholders

Here, we add the other capital sources in yellow, which include capital raised through employee plans and other items, and recompute the return percents. When we add these sums together, about 68% of this total capital generated was returned.

The variability of the return rate reflects the impact of various items year to year, such as:

—	The actual share repurchases in each period,

—	The overall level of stock option proceeds, and

—	Unusual items like the shares issued to Nippon life back in late 1997 for convertible debt related to our Shearson Lehman recapitalization process in the early ‘90’s.

Assuming we meet our financial targets, on average and over time, and we continue to manage capital effectively, we will seek to fund our business growth by reinvesting, on average, approximately 35% of capital generated annually back into the business and, therefore, return

65% to shareholders. Obviously, in any particular year, the actual level returned would depend on other uses of capital that may be warranted, like an acquisition.

See Slide 39—AXP Returns vs. Financial Services Peers

American Express’ percent returns of capital to shareholders are also attractive versus the peer group, as shown here by the blue and purple bars, which represent the percent of net income and total capital returned by the peer group.

See Slide 40—AXP Returns and Growth vs. Financial Services Peers

This yellow line overlays the compound average growth in EPS during the period, which does factor into the level of capital returned. For instance, the low earnings growth for JP Morgan and Bank One during this period, likely overstates their sustainable return percent and points to the relationship between free capital generation and growth opportunities.

Let me quickly summarize my points so far before we move on:

1)  The company has historically generated very attractive returns, which compare well with industry peers,

2)  These high returns have allowed the company to fund strong business growth and still distribute a substantial portion of capital generated back to shareholders, and

3)  This dynamic, if sustained, provides the underpinning for substantial creation of shareholder value into the future.

See Slide 41—Excess Returns & Shareholder Value

This shareholder value creation dynamic is evident through a comparison of the share price to book value relationship for companies with varying return on equity versus cost of equity characteristics.

This is an analysis I’m sure that many of you have seen before. We plotted the price-to-book value on the vertical axis versus the return on equity to cost of equity level on the horizontal axis for over 4,500 companies. The trend line shows the best fit line for all 4,500 companies.

This comparison confirms the correlation between shareholder value and a company’s excess return on equity. In general, the higher the excess, the more a company’s market value exceeds its book value.

See Slide 42—Excess Returns and Shareholder Value

It is interesting to see that we have moved around this line (adjusted for overall trend of the market) over the last three years in a way that underlines the predictability of this relationship.

The current AXP plot shows that with the recent weakness in our share price we have fallen below the line.

See Slide 43—Elements of Value Creation

With that understanding of the relationship between returns in excess of a company’s cost of equity and its stock price, lets review the three primary elements of creating shareholder value.

1)  Improving operating margins,

2) Effective capital management, and

3) Growing the business, or top-line revenue growth, while maintaining ROE.

See Slide 44—Excess Returns and Shareholder Value

Let’s quickly take a simplified look at how these three value creation elements work relative to our excess return versus value chart.

Improvements in a company’s operating margin create value by improving its return on equity.

We estimate that a 100BP improvement in our pre-tax income margin calculates to a 1% lift in our return on equity, if all other factors remain constant.

See Slide 45—Excess Returns and Shareholder Value

Improving a company’s business mix should improve its ROE.

For American Express, if you assume as a result of the shift in mix there is a 1% increase in ROE that is permanent and is distributed to shareholders through buybacks, then on a discounted cash flow basis, this would compute to a $4 billion, or $3 per share, increase in market value.

See Slide 46—Excess Returns and Shareholder Value

Growing the business at the same ROE increases book value, and therefore, should translate into an increased market value.

So, if you assume a 1% permanent increase in our revenue growth is delivered to the bottom line and returned to shareholders after appropriate reinvestment, then the theoretical increase in the company’s market value would be $5 billion, or nearly $4 per share.

So, success in managing each element individually creates value, but when they work in concert with each other, the value creation opportunity expands substantially.

At American Express, we are intently focused on each element.

See Slide 47—Improve Operating Margins

Let’s begin by reviewing the initiatives to improve our operating margins.

See Slide 48—AXP Operating Expense Trend—Managed Basis

Ken showed you earlier the progress we have made over recent years with our operating expenses.

The green line tracks the company’s underlying operating expense to revenue ratio. In 2002, despite the effect of the weak market and economic environment, as well as the WorldCom and internet-related investment losses, assuming current market conditions, we would expect to see an improvement in the operating expense to revenue ratio, if you exclude marketing and promotion costs.

The consolidated improvement within operating expenses is muted by the affect of weak revenue conditions at AEFA. In fact, persistent weakening within the equity markets could alter the direction of this line. The downward slope of a TRS only line would likely be much more pronounced because their revenues are being more modestly impacted by the environment.

The success we have had in reengineering provides us the opportunity to reinvest back into the business, and you can see that in the operating expense to revenue ratio including marketing and promotion tracked through the line at the top.

To-date, marketing and promotion expenses for the company are up 12%, and as we’ve indicated, we plan on further increases in the second half of the year.

See Slide 49—Hypothetical Operating Expense Trend

A question I get from time to time is whether our financial targets are sustainable given the gap between revenue growth of 8% and EPS growth of 12-15%. People wonder whether we can continuously improve margins to achieve the EPS target.

Here, if we assume that in 2002 we achieved the $2.01 discussed earlier, and we grow revenues 8% off that base and EPS at the mid-point of our target range for three years, holding the interest, provision and marketing and promotion expense relationships to revenue constant, the calculated expense to revenue improvement on the top line from 2001 to 2005 is 120BPs. This improvement would be less than that accomplished over the last three years, when we improved by 240BPs and would take us to approximately the level achieved in 1996.

If we continue to successfully reengineer, we believe the calculated improvement in the expense to revenue ratio is achievable.

We feel good about the organization’s ability to achieve margin improvement due to our substantial reengineering expertise and the many opportunities we see for additional reengineering benefits going forward.

See Slide 50—Internet Servicing Platforms

One area of margin improvement, where we have made excellent progress, that is far from fully harvested, is our internet servicing platforms. These are key to our efforts to develop a more flexible business model.

Fortunately, these service platforms are mostly built and paid for. We have integrated these capabilities throughout our businesses. And, while usage is growing rapidly, our penetration of their potential is still low.

More than 80% of our U.S. card transactions are now e-enabled, including paying your bill online, redeeming Membership Rewards, checking your bill, updating address information, transferring balances and disputing charges.

We have over eight million cards enrolled in our Manage Your Card Account service.

To-date, nearly thirteen billion Membership Rewards points have been redeemed online in the U.S.

And, in 2001, 17% of U.S. consumer cards were acquired on-line.

See Slide 51—Internet Cost Savings

We’ve indicated before that the costs of providing these services are substantially less than the physical world channels.

It costs 60% less when customers use electronic payment channels versus traditional mail.

The cost to acquire a Cardmember online is 41% less than offline.

The relative cost of servicing a customer on the Web is 91% less expensive than servicing them through a telephone service representative.

And, the cost of redeeming Membership Rewards points online is over 90% less than by phone.

See Slide 52—Internet Servicing Platforms: Manage Your Card Account

Enrollments in our Manage Your Card Account service worldwide have increased four fold over the last two years, with usage spread among numerous service capabilities.

While usage of the various services is increasing rapidly, you can see that the percent of U.S. transactions migrated online is still fairly low. And, outside the U.S. usage is at an earlier stage.

We do understand that there is a limit to the level of ultimate usage. Everybody isn’t inclined to use the web for all of the service transactions offered. But, it’s clear that the penetration rate has room to improve. So, we expect the breadth of usage to expand in the years to come and help drive our margin improvement.

See Slide 53—Effectively Manage Capital

The second way to build value is by effectively managing the Company’s capital resources. The goal here is to sustain our attractive return and growth dynamics by carefully managing our mix of businesses.

Like most companies, our consolidated returns are composed of a variety of businesses and product lines, which have varying return and growth characteristics.

The challenge is to invest in, and grow, these businesses in a manner that maximizes the company’s long-term return potential. This entails managing the mix of businesses while, simultaneously, seeking to improve the return and growth potential of each of them individually.

The following discussion shows that our portfolio of businesses provides a very attractive balance of growth and profitability.

See Slide 54—AXP Portfolio:  Growth & Profitability

It’s a little busy, but here is a map of how our individual business units contribute to economic profitability and growth, at least directionally.

On the chart we show:

—	Income growth for 2000 on the vertical axis, and

—	Return on equity on the horizontal axis.

So, being above the cost of equity line means the ROE is greater than 12% and to the right of the income growth line indicates growth in excess of 13%.

While for some businesses, the results during 2000 may not be fully indicative of their normalized levels; it should be more representative of their long-term financial dynamics than 2001.

The analytics of this chart are not perfect. They are complicated by issues such as:

—	Internal transfer pricing mechanisms,

—	Shared infrastructure and joint costing,

—	Allocations of equity and goodwill, and the like.

We do believe, however, the chart is a reasonable representation of reality. It gives you a sense for the relative positioning of the various businesses.

As I indicated before, our goal, if possible, is for each unit to achieve positive economic profitability, thereby adding to shareholder value.

The level of net income growth and returns will vary based on each business’ individual industry, the competitive position of our products, and the size of our investment program. As you would expect, we want to move all of our businesses “up and to the right”. However, each business plays a different role, but contributes in some manner to our growth and return achievements.

The most important thing to note on this slide is that the vast majority of our businesses provide returns well in excess of our cost of equity. Those that do not, either provide strategic benefits, which we believe are supportive of higher return and/or growth activities, or are in a stage of development that doesn’t represent their true potential.

To understand this thought process, let’s look at some examples.

The Travel business will likely never have returns in excess of our cost of equity, but, as Ed Gilligan discussed at our February meeting, it acts as a source of customers for our Corporate Card activities, and provides substantial benefits to other value contributors such as our Platinum and Centurion travel service capabilities or the strength of Membership Rewards.

Our view of AEFA’s certificate business is that it represents a parking place for cash, which tends to eventually be invested in higher return products like mutual funds or annuities. Its low return is acceptable because it acts as a feeder channel for other, more attractive, businesses at AEFA. The slow growth of it and the fixed annuity business on this chart reflects the consumer interest during 2000 in equity versus interest-oriented products.

The Travelers Cheque business is a low growth business, with very high returns. We work hard to sustain and harvest its exceptional returns, which provide capital funding for growth in other areas, like lending products.

Small Business Services operates in a high growth industry with attractive returns. Here, we intend to invest heavily in developing new products and expanding distribution channels.

Similarly, the international consumer card business is a high return, high growth activity, which we have been investing in as evidenced by the many new products that have been launched in recent years.

And, American Express Bank’s returns have been below our cost of equity because of the negative impact of their commercial lending activities. So, as you know, we have been transforming their business; investing in growing higher return consumer activities and winding down their commercial business. Here the returns within Private Banking and Personal Financial Services are lower than we would expect in the future because we are in a growth and investment mode. The below average growth of PFS shown here reflects a charge related to our decision to unwind certain prior securitizations.

With this general backdrop, I’d like to describe some examples of how we work to leverage our capabilities to enable businesses to earn a higher ROE than they would achieve on a stand alone basis.

See Slide 55—U.S. Consumer and Small Business Services Portfolio:  Growth & Profitability

Here is a view of our consumer and small business service activities where our broad product portfolio and expanding merchant penetration offer us a number of avenues for growth at attractive returns.

The U.S. Consumer charge card business has very high returns, but is more mature and slower growing then our consumer lending business. However, it provides a very attractive customer base that has been successfully cross-sold with lending and other products, so the blended growth and return dynamics of these customers have been very strong.

Within our standalone lending activities, we have also grown successfully by bringing in new customers who prefer a revolving credit card over a charge card and, as you know, this can be a very attractive business.

We have successfully enhanced the profitability of credit card relationships through co-branding and rewards capabilities, and to a lesser extend the launch of Blue.

Here, we have been able to attract customers, who like our charge card customers, have a relatively high spend and excellent credit characteristics.

Since 1998, we have grown the base of lending accounts through co-brand products, such as, Delta, Costco, and Starwood, in addition to Blue from American Express. The relative profitability of these customers is very attractive, with Blue generating some 23% higher PTI per account than our proprietary lending portfolio, excluding Blue, and the average co-brand, over two times their PTI.

In addition, we seek to enhance the growth and return characteristics of consumer card customers by leveraging the benefits of:

—	Membership Rewards;

—	Multiple product relationships; and

—	Premiumization, or upselling, of the card base.

See Slide 56—Membership Rewards Metrics

We’ve discussed with you on prior occasions how Membership Rewards “turbo charges” our relationships with cardmembers.

As you know, the benefits of this program flow through a number of our P&L line items: Discount revenue, other revenues, provisions and funding costs.

American Express is uniquely positioned to further leverage rewards. Ken will discuss with you later how we intend to use rewards as an even greater point of differentiation going forward.

See Slide 57—Cross-Selling Success/Opportunities—Charge

As you can see, while we have achieved good success penetrating these customers with our array of products and services, there is still plenty of upside.

See Slide 58—Upselling Premium Products

In addition to cross-selling lending and other service relationships, we also aggressively upsell premium products to our cardmembers. While this does not add new cards, it does result in significant increases in spending, higher fee revenue and decreases in cardmember attrition.

In fact, during 2001, we achieved the highest level of U.S. platinum upgrades ever, posting a 68% increase over 2000.

See Slide 59—Customer Focused Sales Revenue

Customer focused sales, where we sell additional products and services to both charge and credit card customers who call us with service questions or requests, is an example of a new low cost distribution channel for our services. This sales channel has grown into a significant revenue generator for the Company in recent years.

See Slide 60—Customer Focused Sales

And, as you can see, it has become the primary acquisition channel for some of our core products and services.

So, in summary, within our U.S. consumer card business we have a number of avenues to grow and maximize returns by using our broad product mix and service capabilities to deepen relationships with current customers or attract new ones.

Now lets move on to AEFA.

See Slide 61—AEFA Portfolio: Growth and Profitability

Here are the businesses in which AEFA competes. All except certificates, which I mentioned earlier, have attractive profitability; profitability that reflects substantial benefits from our financial planning approach.

In fact, within retail financial services, AEFA’s planning based approach, coupled with our in-house distribution and manufacturing capabilities provide a business model which is positioned to generate strong customer profitability.

Let me explain why we’re successful in these businesses.

See Slide 62—AEFA Advantages: Components

AEFA’s performance is driven by a unique combination of:

1.  Clients who have a long-term planning perspective who are attracted by our planning based approach. These clients are setting aside cash each month or quarter to achieve their financial goals and less are likely to move quickly in and out of investments. As a result, our customer retention is very high.

2.  Products that provide for the lifecycle needs of these clients and generate a diverse income stream. We manufacture a broad spectrum of products for our customers covering their growth, income and protection-related needs; and

See Slide 63—Power of Financial Planning Model

We’ve shown you before how the financial planning model drives these advantages and superior economics—more products, more cash invested, lower attrition, and ultimately, higher profitability.

See Slide 64—AEFA Advantages: Retention

The ability to service the full breadth of our clients’ needs, in tandem with our advice orientation, results in better than industry retail client retention and asset retention.

This in turn supports an environment that is highly attractive to advisors, and promotes better than industry advisor retention levels.

AEFA’s business model has historically been quite efficient, generating a high yield on assets combined with strong margins.

The end result is a model that produced superior income per customer. In fact, income per retail customer was approximately $400 in 2000. We think this compares favorably to our principal competitors, reflecting AEFA’s manufactured product breadth and higher mix of owned and managed assets.

See Slide 65—Profitability of Multiple Relationships

Going forward, we will be working hard to further leverage AEFA’s capabilities by cross-selling financial services into the card base.

As we have discussed before, there is a huge opportunity available to us to the extent we can successfully penetrate cardmembers with an AEFA relationship.

The customer profitability increases dramatically as we deepen those relationships.

One point I want to highlight here is that our financial targets are not predicated on success within these initiatives. Our two main businesses should be able to meet the targets on their own. But, cross-selling could provide a substantial financial boost if we are successful.

Lastly, let me now turn to how this thinking of maximizing the potential of our product mix works within the Corporate Services business.

See Slide 66—Global Corporate Services Portfolio: Growth and Profitability

Within Corporate Services the dynamic for enhancing growth and profitability is a little different.

The U.S. Corporate Card business includes the large Corporate Market as well as the Middle Market and Purchasing Card businesses. Here, we are leveraging our historical strength within the U.S. large corporate sector to build into the less penetrated and faster growing International, Middle Market and Purchasing Card arenas.

The lower return travel business also provides customers around which we can build into a more profitable card relationship.

If we are successful expanding into these various areas, we have a strong opportunity to make the overall Corporate Services business more profitable while also enhancing its growth prospects.

See Slide 67—Global Corporate Services

We have done a good job cross-selling:

—	Approx. 350 large multinational clients have at least one of our products in ten or more countries,

—	89% of the top 50 accounts use two or more of our products,

—	74% of global travel sales are booked on the corporate card, and

—	18% of U.S. Large Market clients use our Corporate Purchasing Card.

See Slide 68—Middle Market/Purchasing Card Opportunity

So, we have had good success building multiple product relationships within Corporate Services. The additional opportunity here is different because it involves taking an existing product set and selling it into under penetrated customer segments. For example, as you can see, the middle market segment represents a highly profitable opportunity with a low penetration rate.

See Slide 69—Grow the Business

So, that’s a quick look at the second way that we increase our return by managing the mix of our businesses.

Hopefully, we’ve made clear how we think about allocating capital to our various businesses in a way that will enhance the financial characteristics of the company overall. The many dependencies within and between our activities make for a complicated process. But, the value creation potential of success is substantial.

I’ve covered how over time we will increase shareholder value by improving margins and managing our mix of businesses. Let me turn this back over to Ken who will discuss various initiatives to grow the business.

** * * * * * *

Ken Chenault’s portion (part 2 of 2 parts)

See Slide 70—Financial Community Presentation

Thanks, Gary.

Historically, we’ve delivered earnings growth through a balance of revenue growth and margin improvement.

And this will continue to be our situation going forward.

All companies prefer to deliver on the bottom line by growing their top line—and we are certainly no different.

But balance is clearly important.

Gary showed you how we could potentially improve our margins over the moderate term, although not at such a high level as to be unattainable.

I now want to talk about the revenue side of the equation.

See Slide 71—COMPONENTS OF MARKET VALUE

A key component of any company’s market value is its growth potential.

This slide shows the drivers of our market value over time.

It is clear that confidence in our ability to grow revenue has directly affected our value.

My belief in our top line potential over the moderate to long-term is reinforced by the fact that our growth plans build upon core strengths that have been fundamental to our historical success.

See Slide 72—CONFIDENCE FACTORS

Our growth initiatives are focused within our two core power alleys—global payments and retail financial services—businesses where we have established market positions and unique economic models.

Our primary growth will come from expanding within these power alleys, rather than through riskier expansion into totally new businesses.

See Slide 73—CONFIDENCE FACTORS- CAPABILITIES AND ASSETS

Our growth plans also leverage a number of core capabilities and assets, including—

•	Our reengineering expertise

•	Our internet platforms..................

•	Our closed loop network

•	And our rewards experience, among others.

By leveraging our inherent strengths and our structural and economic advantages, I believe we are in a better position to have our growth initiatives succeed.

See Slide 74—CONFIDENCE FACTORS- BALANCED GROWTH

I believe our plans for growth are appropriately balanced between acquiring new customers and broadening our relationships with current customers.

We are not on a treadmill of having to drop ever more pieces of mail to acquire ever higher numbers of new customers.

In addition, as Gary discussed, our economics have benefited from our success at building multiple customer relationships.

I am confident we can generate good growth by expanding cross sell within our two power alleys.

While we have had some success at selling financial services into our card base, our goal is to take this effort to the next level.

As I mentioned in February, we are currently testing different approaches to financial services cross sell to see if we can bring this initiative into high gear.

As I have said, I believe we are the company best positioned to succeed at this task.

Should we succeed, it could be a key contributor to growth.

See Slide 75—CONFIDENCE FACTORS- ORGANIC GROWTH

Our focus has, and will continue to be, skewed in favor of organic growth.

We wouldn’t pass up an opportunity for a targeted acquisition—assuming there were both a solid strategic rationale and a good valuation, particularly in retail financial services.

But, as with new customer growth, we aren’t on an acquisition treadmill.

Our organic opportunities remain substantial.

* * * * * * * *

The growth initiatives we currently have underway support each of the factors I have just outlined.

And they more proactively reflect our bias towards achieving earnings by maximizing revenue growth.

Let me give you a quick update on some of these initiatives.

See Slide 76—REWARDS

One of our key growth opportunities is within the broad area of rewards.

Reward products and programs are a particularly attractive area for us for several reasons.

First, are the economic benefits of having cardmembers linked to rewards programs.

Better spend, retention and credit performance all clearly help to deliver earnings.

Second, above and beyond the financial benefits provided by individual cardmembers, is the important collective contribution they make to our merchant value proposition.

Cardmembers with reward products get value from using their cards—be it Delta Skymiles, Costco rebates, cash rebates, or gift certificates from Saks.

Rewards give customers a compelling reason to pull their American Express cards out of their wallets.

These cardmembers have higher loyalty—their card is not just a piece of plastic interchangeable with any other.

And, because of this, rewarded cardmembers are insistent cardmembers.

See Slide 77—VIRTUOUS PAYMENT CIRCLE

This is a key component of what we refer to as our virtuous circle....................

•	having loyal and valuable cardmembers ð

•	driving valuable spend into merchants ð

•	increasing our merchant base ð

•	which brings in ever more valuable cardmembers.

See Slide 78—REWARDS

The third important reason for our focus on rewards has to do with our economics.

Within our business model we have unique economic and structural advantages relative to most of our competitors:

•	We have the benefit of our closed loop network, which provides revenue from both our issuing and network businesses.

•	We have a premium discount rate.

•	We generate premium fee revenues.

This economic advantage can then be turned into a superior customer value proposition, including reward programs that are generally more robust than other card issuers.

Certainly over the last 10 years, there has been a proliferation of reward products.

But we have two advantages.

First is our experience and success in developing valued reward programs.

We have strong experience in working with a range of co-brand and redemption partners on win/win/win arrangements that benefit customers, our partners and our shareholders.

Second, as I said earlier, is our economic advantage.

Our competitors may try to copy or match our loyalty programs, but they will do so—in most cases—at a significant cost to their margins.

For all of these reasons, we intend to make reward products and programs even more of a priority in both the U.S. and in major international markets.

We have several product launches planned between now and the end of the year, so you’ll be hearing more about this in upcoming months.

“Make Life Rewarding” is a great advertising tag line, and I believe it is also a substantial opportunity for growth.

See Slide 79—GLOBAL NETWORK SERVICES

Global Network Services is another business we continue to invest in and expand.

GNS is a means of leveraging our merchant network and our brand to grow our card base—in both major international markets, and in markets where a significant proprietary presence is not economically viable.

GNS has been our fastest growing card segment over the past several years.

Year to date, cards have increased by 24% and billings are up by 12%.

Since our launch of GNS in 1996, we have signed 77 partners in 77 countries.

With this broad range of quality issuers already in place, our pace of new deals has purposely slowed.

We now spend proportionately more time working to help existing partners grow and penetrate their base with American Express branded products.

New, quality partners, however, continue to be sought and signed.

So far this year, we have announced 8 new deals, including:

•	CIBC in Canada,

•	Toyota in Japan,

•	the Fortis Group in Benelux

•	and Samsung in Korea.

Developing a network business in the U.S. is, of course, still in our goals.

We continue to wait for the outcome of the current appeals process, and I remain confident the association rules that restrict us will be knocked down.

See Slide 80—OPEN HOMEPAGE

OPEN—the Small Business Network—is an important growth initiative for us.

As a reminder, we are the largest card issuer to small businesses by a large margin.

However, competitors in this space continue to increase.

OPEN is intended to truly separate us from the competition and reaffirm our position as the leader in this area.

Small businesses continue to be the fastest growing segment of the U.S. economy—and in many other markets around the world.

We believe we are one of the few large companies with an understanding of the needs of this segment.

And OPEN’s product set and services were specifically created to meet those needs.

Now, it clearly takes more than 6 months to see the impact of rebranding and repositioning an entire business.

But our initial results with OPEN are encouraging.

We have seen lifts in:

•	customer satisfaction,

•	website traffic and customer servicing.............................,

•	and advertising awareness, as I mentioned earlier.

Importantly, OPEN has become a platform for merchants and business partners to work with us to reach the small business segment.

Over the next few months we will be announcing several new partners in our Every Day Savings program.

We will continue to add relevant value to our customer proposition and plan to stay aggressive in this segment.

I continue to believe that, with OPEN, we have built a strong platform on which to grow in the small business arena.

See Slide 81—PLATINUM FINANCIAL SERVICES

Platinum Financial Services is our value proposition at AEFA directed to affluent households.

We’ve previously discussed both the opportunity in this segment, and how we intend to capitalize on it, so I won’t go into all of the details again.

Since our last meeting in February, we’ve made good progress.

We have successfully moved from two pilot markets to a national rollout. We have almost 400 advisors trained and selling, with a goal of 900 advisors in the program by year end, depending—of course—on market conditions.

As clients move to the Platinum program we are seeing good lifts in asset balances.

On average, existing clients add over $150,000 in new money to their accounts, while new clients are coming in with average balances of over $600,000.

While we are still in the very early days of this program, we are pleased with the performance to date.

See Slide 82—AMERICAN EXPRESS ONE FINANCIAL ACCOUNT

The final growth initiative I want to update you on is American Express ONE, our integrated relationship account launched by AEFA in mid-May.

This account fills several important product gaps at AEFA and has been on our advisors’ “wish list” for a while. ONE provides:

•	FDIC insured accounts to facilitate the gathering of cash balances;

•	It allows for the ability to combine investing, banking and payment activities, including links to our Gold and Platinum cards,

•	Pricing of the account is based on total assets invested with AEFA,

•	And, there is consolidated reporting for all accounts.

Here are some of the preliminary results we’ve seen since our launch:

•	Through the end of June we’ve brought in almost $700 million of incremental assets from new and existing clients.

•	Clients opening a ONE account have average asset balances of over $200,000—almost 3 times higher than our average client.

•	And, new money coming into ONE does not just stay in cash—16% of the funds have been put into our proprietary products.

In the second half of the year we will expand our marketing of ONE among our advisors to existing clients and selective prospects.

While still very early in the launch cycle, our initial results are encouraging.

* * * * * * * *

See Slide 83—BLUE BOX

So, in summary, what does all of the information discussed today mean for our future performance?

I believe it should give you reassurance and confidence that we can grow our business—grow it intelligently and with sustainability.

The reasons why are the same as I shared with you in February.

See Slide 84—Long-Term Growth Factors

Our risk profile is now far more in line with our business objectives.

Our reserves have been strengthened as appropriate—using consistent industry practices and proper accounting treatment.

I believe the current condition of our balance sheet is quite strong.

As our year to date performance shows, changes to our business models have increased our ability to grow earnings—despite a weak revenue environment. Our flexibility and adaptability have improved, and we continue to further refine them.

Let me give you a better sense of this.

As is our practice, in order to appropriately develop our business plans, we run internal models of our financial performance under a variety of economic scenarios.

In today’s environment our models have been running almost non-stop.

Assumptions can change weekly, and it is difficult to define scenarios as being “optimistic” or “pessimistic”.......................... as last week’s pessimistic case may be today’s optimistic one.

Our historical performance over the last 20 years—when billings grew by 14% per year and the equity markets grew by 12%—would certainly qualify as very optimistic today.

With these past results as context, we’ve developed what we define as a “modest” economic scenario—an S&P growth of 8% and billings growth of between 6% and 10%.

Using these assumptions, our models currently show us being able to achieve 12% to 15% EPS growth over the next 3 to 5 years.

There are, of course, all sorts of caveats to these numbers related to interest rates, tax rates, foreign currency exchange, continued reengineering and so on.

But while these are hypothetical models, and not specific projections, our calculations and experience have convinced us of the strength and flexibility of our improved economics.

These economics now serve as a strong foundation on which we can base future earnings growth.

For this reason, I remain confident in our ability to deliver against our stated EPS objective, and I believe that this objective—of 12% to 15% growth, on average and over time—remains appropriate.

Upon this foundation of improved economics, we are implementing a broad range of growth opportunities—opportunities:

•	that are balanced,

•	that leverage the strengths of our core businesses

•	and that will deliver revenue growth.

Given the current environment, questions have been raised as to whether our 8% revenue target remains appropriate.

Clearly no company can be totally protected from the impacts of the external environment.

There are always periods of slower growth within economic cycles.

But I believe the growth initiatives we are implementing provide us with the capacity to generate good revenue growth.

Overlaying these initiatives onto the modest economic scenario I just covered with you, would put us in a solid position to exceed 8% revenue growth in a given year.

As I said, there are always periods of slower economic growth.

But—on average and over time—I believe our revenue objective of 8% remains appropriate.

See Slide 85—Long Term Financial Objectives

Taken together, all of these factors—our economic models, our growth initiatives, and our risk profile—should generate attractive, sustainable returns for our shareholders................................ returns that would keep us at or above our targeted ROE.

* * * * * * * *

So what is the net takeaway from today’s meeting?

See Slide 86—BLUE BOX

Certainly, there is a lot going on:

•	The external environment has clearly been volatile, and there is no way to predict when it will stabilize.

•	The economy—in the U.S. and in several other major markets—has been slow to improve.

•	Corporate credibility is being questioned on a daily basis.

But even with all of this uncertainty, I continue to believe in our ability to increase shareholder value over the moderate to long-term.

•	We’re strengthening our business models, improving our efficiency and operating margins;

•	We’re managing our businesses to increase our return on capital, with an appropriate balance of short, moderate and long-term interests;

•	And we’re focusing on business growth, including the deliberate steps we’re taking this year to increase our level of investment spending.

These are difficult and challenging times.

But I believe because of the actions we’ve already taken, the plans we have in place and the potential we have ahead of us, we are strongly positioned to consistently deliver strong shareholder value.

Thank you.

Q & A

Financial Community Presentation

Ken Chenault
July 31, 2002

1

Agenda

• Company Performance	Ken Chenault
• Shareholder Value Creation	
– Operating Margins	Gary Crittenden
– Capital Management	
– Business Growth	Ken Chenault
• Q & A	Management

2

Financial Performance vs. Objectives

Reported

	YTD 2002	Objective
EPS growth	83%	12%–15%
Return on equity	15%	18%–20%
Revenue growth	9%	8%

5

Update on 2002 Signposts

- Operating margin improvement
- Growth actions

6

Marketing & Promotion Spending

($ millions – GAAP Basis)

$400
$350
$300
$250
$200
1Q '01
2Q '01
3Q '01
4Q '01
1Q '02
2Q '02
TRS
Consolidated

7

OPEN

THEY'RE RESPONSIBLE FOR
55% OF ALL INNOVATIONS.
IT'S ONLY FAIR WE GIVE THEM ONE.
WELCOME TO OPEN:
THE SMALL BUSINESS NETWORK
FROM AMERICAN EXPRESS
OPEN
SMALL BUSINESS NETWORK
NEW TOOLS FOR A SMALL BUSINESS ECONOMY

8

Marketing & Promotion Spending

($ millions – GAAP Basis)

$400
$350
$300
$250
$200
1Q '01
2Q '01
3Q '01
4Q '01
1Q '02
2Q '02
TRS
Consolidated

10

Investment Spending

1999
2000
2001
2002 Plan
2002 Forecast
Reeng / Tech / Other
AEFA
Internet
Card

11

Update on 2002 Signposts

- Operating margin improvement
- Growth actions
- AEFA progress

12

AEFA Cash Sales

Year over Year Growth

20%
10%
0%
-10%
-20%
-30%
-40%
10%
6%
1Q '01
2Q '01
3Q '01
4Q '01
1Q '02
2Q '02
Total Cash Sales
Branded Advisor Channel

13

AEFA Investment Performance – Equity Funds

Asset Weighted Basis

	Q2 2001	Q2 2002
% of Funds Above Median	34%	78%

14

AEFA Owned Investment Portfolio

	3/31/01	12/31/01	3/31/02	6/30/02
INVESTMENT SECURITIES BY PORTFOLIO:				
Individual Investment Grade Bonds	70%	78%	76%	76%
Investment Grade Structured Securities	5%	4%	4%	4%
High Yield Investments	11%	4%	5%	6%
Commercial Mortgage Loans	13%	12%	12%	12%
Limited Partnerships*	1%	2%	3%	2%

* Limited Partnership interests in affordable housing projects, real estate owned and other.

15

Update on 2002 Signposts

- Operating margin improvement
- Growth actions
- AEFA progress
- Billed business growth

16

WW Billed Business

Year over Year Growth

10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
Q1 '01
Q2 '01
Q3 '01
Q4 01
Q1 '02
Q2 '02

17

Billed Business Trends

Year Over Year Growth in Volume by Customer

20%
10%
0%
-10%
-20%
-30%
1Q '01
2Q '01
3Q '01
4Q '01
1Q '02
2Q '02
Consumer
SBS
Corporate
International

18

Update on 2002 Signposts

- Operating margin improvement
- Growth actions
- AEFA progress
- Billed business growth
- Credit performance

19

Credit Quality

	2Q'01	3Q'01	4Q'01	1Q'02	2Q'02
Worldwide Charge Card Receivables (managed):					
Net Loss Ratio	0.42%	0.45%	0.47%	0.39%	0.40%
U.S. Cardmember Loans (managed):					
Write-off Rates	5.7%	5.6%	5.9%	6.5%	6.2%

20

Charge Card Losses

0.80%
0.90%
0.90%
0.70%
0.47%
0.51%
0.51%
0.50%
0.46%
0.41%
0.36%
0.42%
0.40%
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
YTD 2002

21

Credit Performance

Card Credit Reserve Position – Managed Basis

	2Q'01	3Q'01	4Q'01	1Q'02	2Q'02
Worldwide Charge Card:					
Loss reserves as a % of Receivables	4.0%	4.1%	3.9%	4.3%	4.2%
Coverage of Past Due Balances	138%	136%	136%	138%	164%
U.S. Cardmember Loans:					
Loss reserves as a % of Loans	3.1%	3.3%	3.4%	3.7%	3.5%
Coverage of Past Due Balances	107%	101%	101%	107%	115%

22

Components of EPS Growth

1995 – 2000

9%
4%
2%
15%
Revenue
Margin Improvement
Lower Shares Outstanding
EPS Growth

25

Components of EPS Growth Model

2002 vs 2001 Adjusted***

15%
Interest Rate Benefit
and Reengineering
Revenue
Margin
Improvement
Lower Shares
Outstanding
EPS Growth

* Based on hypothetical EPS of $2.01.

** Adjusted for high-yield losses, 9/11 related costs and restructuring charges.

26

AXP EPS Growth Trajectory

1993 – 2002

$2.75
$2.25
$1.75
$1.25
$0.75
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002*
12-15%
CAGR

* Based on hypothetical EPS of $2.01.

27

Cost of Equity

5%
5%
2%
≈12%
Risk-Free Rate
Equity Risk Premium
AXP - Specific Risk Premium
COE

29

Cost of Equity and Shareholder Value

5%
5%
2%
≈12%
22%
≈10%
Creating Value
Destroying Value
Risk-Free Rate
Equity Risk Premium
AXP - Specific Risk Premium
COE
'95 - '01 ROE
Excess Return (ROE-COE)

30

ROE Premium: 1995 – 2001

22.0%
22.8%
23.5%
24.0%
25.3%
25.3%
19.5%*
10.9%
23.2%*
22.0%
12%
COE
'95
'96
'97
'98
'99
'00
'01
'95-'01
Average
ROE

* Adjusted for high-yield losses, 9/11 related costs and restructuring charges.

31

AXP Return on Managed Assets vs. Financial Services Peers

1995 – 2001 Average

2.0%
1.0%
0.0%
AIG
SCH
AXP
COF
KRB
C
MWD
ONE
JPM
MER

Source: Company reports.

Note: C is 1996–2001 average; JPM is 1998–2001 average.

32

AXP Return on Equity vs. Financial Services Peers

1995 – 2001 Average

35%
30%
25%
20%
15%
10%
5%
0%
Aaa
A2
A1
Baa3
Baa1
Aa1
Aa3
Aa3
Aa3
Aa3
Current Debt Rating
AIG
SCH
AXP
COF
KRB
C
MWD
ONE
JPM
MER
ROA
Leverage

Source: Company reports.

Note: C is 1996–2001 average; JPM is 1998–2001 average.

33

AXP Returns vs. Financial Services Peers

ROE at Average Leverage (16.5x)
1995 – 2001

35%
30%
25%
20%
15%
10%
5%
0%
AIG
SCH
AXP
COF
KRB
C
MWD
ONE
JPM
MER

Source: Company reports.
Note: C is 1996–2001 average; JPM is 1998–2001 average.

34

AXP Excess Returns vs. Financial Services Peers

Excess Returns at Average Leverage (ROE-COE) 1995 – 2001

25%
20%
15%
10%
5%
0%
-5%
AIG
AXP
SCH
COF
KRB
C
ONE
MWD
JPM
MER

Source: Bloomberg and company reports.

Note: C is 1996–2001 average; JPM is 1998–2001 average. For all, COE is 2002.

35

AXP Excess Returns vs. Financial Services Peers

Actual Excess Returns (ROE-COE)
1995 – 2001

14%
12%
10%
8%
6%
4%
2%
0%
-2%
1995
1996
1997
1998
1999
2000
2001
AXP
Peer Average (Includes AXP)

Note: C is 1996–2001 average; JPM is 1998-2001 average. For all, COE is 2002.

36

AXP Net Income Returned to Shareholders

($B)

Net Income
Return to S/H's (Dividends + Share Repurchases)
$3
$2
$1
$0
'95
'96
'97
'98
'99
'00
'01

	'95	'96	'97	'98	'99	'00	'01	Cumulative '95-'01
% of NI Returned:	86%	78%	84%	107%	64%	62%	80%	79%

37

AXP Capital Generated Returned to Shareholders

($B)

Employee Plans/Other
Net Income
Return to S/H's (Dividends + Share Purchases)
$3
$2
$1
$0
'95
'96
'97
'98*
'99
'00
'01

	'95	'96	'97	'98*	'99	'00	'01	Cumulative '95-'01
% of Capital Returned:	72%	69%	76%	83%	55%	56%	77%	68%

* 1998 includes shares issued to Nippon Life in December 1997, as well as the related repurchases of those shares in 1998.

38

AXP Returns vs. Financial Services Peers

Cumulative Returns to Shareholders (1995-2001)

120%
80%
40%
0%
% Returned
JPM
ONE
AXP
MWD
C
KRB
MER
SCH
COF
AIG
% of NI
% of Capital Generated

Source: Bloomberg and company reports.

Note: C is 1996–2001 average; JPM is 1998–2001 average.

39

AXP Returns and Growth vs. Financial Services Peers

Cumulative Returns to Shareholders (1995-2001)

120%
80%
40%
0%
% Returned
40%
30%
20%
10%
0%
EPS CAGR
JPM
ONE
AXP
MWD
C
KRB
MER
SCH
COF
AIG
% of NI
% of Capital Generated
EPS CAGR (1995-2000)

Source: Bloomberg and company reports.

Note: C is 1996–2001 average; JPM is 1998–2001 average. For EPS CAGR, JPM is 1997-2000 average and ONE is excluded (CAGR of –170%).

40

Excess Returns and Shareholder Value

7
6
5
4
3
2
1
0
Price to Book
0.0
0.5
1.0
1.5
2.0
2.5
ROE / COE

Note: Price to Book is most current data as of 7/12/02. ROE / COE is most recent fiscal year data available.
Data Source: *Damodaran Online*. Based on a regression of 4,500+ companies weighted by market capitalization.

41

Excess Returns and Shareholder Value

Price to Book
7
6
5
4
3
2
1
0
AXP 2000
AXP 2001
AXP 2002
(based on $30 / share)
0.0
0.5
1.0
1.5
2.0
2.5
ROE / COE

Note: Price to Book is most current data as of 7/12/02. ROE / COE is most recent fiscal year data available.
Data Source: *Damodaran Online*. Based on a regression of 4,500+ companies weighted by market capitalization.

42

Elements of Value Creation

- Improve Operating Margins
- Effectively Manage Capital
- Grow the Business

43

Excess Returns and Shareholder Value

Price to Book
7
6
5
4
3
2
1
0
0.0
0.5
1.0
1.5
2.0
2.5
ROE / COE
Improving Operating Margin improves ROE

Note: Price to Book is most current data as of 7/12/02. ROE / COE is most recent fiscal year data available.
Data Source: *Damodaran Online*. Based on a regression of 4,500+ companies weighted by market capitalization.

44

Excess Returns and Shareholder Value

7
6
5
4
3
2
1
0
Price to Book
0.0
0.5
1.0
1.5
2.0
2.5
ROE / COE
Improving Business Mix improves ROE

Note: Price to Book is most current data as of 7/12/02. ROE / COE is most recent fiscal year data available.
Data Source: *Damodaran Online*. Based on a regression of 4,500+ companies weighted by market capitalization.

45

Excess Returns and Shareholder Value

Price to Book
7
6
5
4
3
2
1
0
Growing the business at the same ROE increases Book Value, and therefore, Market Value
0.0
0.5
1.0
1.5
2.0
2.5
ROE / COE

Note: Price to Book is most current data as of 7/12/02. ROE / COE is most recent fiscal year data available.
Data Source: *Damodaran Online*. Based on a regression of 4,500+ companies weighted by market capitalization.

46

Elements of Value Creation

- Improve Operating Margins
- Effectively Manage Capital
- Grow the Business

47

AXP Operating Expense Trend

*Operating Expense / Revenue – Managed Basis**

64%
62%
60%
58%
56%
54%
1996
1997
1998
1999
2000
2001
2002**
Opex/Rev (Including M&P)
Opex/Rev (Excluding M&P)

* Total expenses excluding interest and TRS/AEB provision expenses, and adjusted for various items including restructuring charges in 1996 and 2001, the FDC gains in 1996 and 1998, and the 9/11 related costs and high-yield losses in 2001.

** 2002 based on hypothetical EPS of $2.01.

48

Hypothetical AXP Operating Expense Trend

*Operating Expense / Revenue – Managed Basis**

64%
62%
60%
58%
56%
54%
1996
1997
1998
1999
2000
2001
2002**
2003**
2004**
2005**
Opex/Rev (Including M&P)
Opex/Rev (Excluding M&P)

* Total expenses excluding interest and TRS/AEB provision expenses, and adjusted for various items including restructuring charges in 1996 and 2001, the FDC gains in 1996 and 1998, and the 9/11 related costs and high-yield losses in 2001.

** 2002 based on hypothetical EPS of $2.01. 2003-2005 extrapolated based on financial targets.

49

Internet Servicing Platforms

- More than 80% of U.S. card transactions e-enabled
- Over 8 million cards enrolled in "Manage Your Card Account"
- To date, nearly 13 billion MR points redeemed online in U.S.
- In 2001, 17% of U.S. consumer cards acquired online

50

Internet Cost Savings

(U.S., Indexed)

Comparison of Offline to Online Unit Cost

Offline *
Online
Electronic Payment**
Card Acquisitions
Customer Servicing***
MR Redemptions***

* Indexed to 100; based on 1Q '02 results.
** Includes phone, fax, ACH and computer.
*** Offline represents rep handled servicing.

51

Internet Servicing Platforms: "Manage Your Card Account"

Global Enrollments
(Millions)

9
6
3
0
CAGR
96%
Jan-00
Jan-01
Jun-02

U.S. MYCA Customer Usage
Phone to Web Servicing

	% of Total Transactions Migrated Online in 1Q '02	Online Volume Growth 1Q '02 vs. 1Q '01
Pay by PC Enrollment	34%	103%
MR Redemptions	32%	54%
MR Point Reinstatement	26%	NA
MR Enrollments	24%	454%
Check Your Bill	21%	64%
Update Address	17%	177%
Balance Transfers	6%	NA
Online Disputes	1%	66%
Phone to Web Total*	19%	65%

* Average of top eight transactions noted above.

52

Elements of Value Creation

- Improve Operating Margins
- **Effectively Manage Capital**
- Grow the Business

53

AXP Portfolio: Growth and Profitability

2000 Results

U.S.
Consumer
Charge
TC
US
Corp.
Card
Variable
Annuity
U.S.
SBS
Charge
Int'l
Consumer
Card
Corp.
Purchasing
Card
Int'l
Corp.
Card
AXP
Total AEFA
Total
GCS
Asset
Mgmt
Total
U.S.
CSBS
U.S.
Consumer
Lending
AEB-FIG
Fixed
Annuity
Insurance
Return on Equity
12% COE
AEB-PFS
Certificates
Business
Travel*
Total
AEB
AEB-
PB
13%
Net Income Growth

* Adjusted for the Havas gain.

54

2000 Results

U.S. Consumer Charge
U.S. SBS Charge
Total U.S. CSBS
U.S. Consumer Lending
Return on Equity
12% COE
13%
Net Income Growth

55

Membership Rewards® Metrics

U.S. Membership Rewards Enrollees, 2001

- Overall, Average Spending Nearly 4x Higher
- 75% Lower Attrition
- 61% Lower Credit Loss Rate
- Faster Speed of Pay
- Enrollee Profits are 6x Greater vs. Non-Enrollees

56

Cross-Selling Success / Opportunities – Charge

Penetration of U.S. Charge Cardmember Base, 2001

50%
40%
30%
20%
10%
0%
MR Enrollee
Credit Card Relationship
Enrolled in Lending on Charge
Have Supplemental Card
Enrolled in Fee Service

57

Upselling Premium Products

Average U.S. Consumer Cardmember Spend *
2001

2,300
590
240
150
100 **
Personal
Gold
Gold Rewards Plus
Platinum
Centurion

* Average spend per CIF.
** Indexed to 100.

58

Customer Focused Sales Revenue

U.S. Consumer

(MM)
$120
$80
$40
$0
1997
1998
1999
2000
2001

59

Customer Focused Sales

U.S. Consumer, 2001

% of Total Acquisitions by Channel
100%
80%
60%
40%
20%
0%
Platinum Delta SkyMiles Conversions
Lending on Charge
Charge Additional Cards
Airflight / Baggage Insurance
Charge Upgrades
CFS
All Other Channels *

* Includes direct mail, outbound telemarketing and email sales.

60

AEFA Portfolio: Growth and Profitability

2000 Results

Variable Annuity
Asset Mgmt
Total AEFA
Fixed Annuity
Insurance
Return on Equity
12% COE
Certificates
13%
Net Income Growth

61

AEFA Advantages: Components

Clients

- Long-term Planning Perspective
- Goal Driven
- Multiple Product Relationships

Broad Product Line

- Products for Customer's Lifecycle
- Manufacturing Improves Profitability

62

Power of Financial Planning Model

2000

	With Plan	Without Plan
Accounts	7.7	2.7
Cash Invested (Index)	2.4x	1x
10-year Retention	72%	39%
NPV (Index)	2.4x	1x

63

AEFA Advantages: Retention

2001

Advisor Retention	99% of advisors with 5+ years of service
Client Retention	94% of total clients over 1 year
Mutual Fund / Variable Annuities Retention	87% of average net assets per year

64

Profitability of Multiple Relationships

Estimated Annual Net Income per Customer – U.S., 2001

1x
6x
30x
Card Only *
Card & Mutual Fund
Fully Integrated Advisor Relationship

* Indexed to 100.

65

Global Corporate Services Portfolio: Growth and Profitability

2000 Results

Corp. Purchasing Card
US Corp. Card
Int'l Corp. Card
Total GCS
Return on Equity
12% COE
Business Travel*
13%
Net Income Growth

* Adjusted for the Havas gain.

66

Global Corporate Services

- 89% of top 50 accounts use two or more products
- 74% of global travel sales are booked on the corporate card
- 18% of U.S. Large Market clients use Corporate Purchasing Card

67

Middle Market / Purchasing Card Opportunity

2000 PTI / Billings*

100
155
133
130

	U.S. Large Market**	U.S. Middle Market	U.S. Corporate Purchasing Card	International Corporate Card
CAGR of AXP Billings (1995-2000)	10%	16%	63%	17%
Estimated Penetration of All Corporate Plastic Spending***	75-85%	<30%	<5%	<50%

* Includes Card fees.
** Indexed to 100.
*** AXP estimates.

68

Elements of Value Creation

- Improve Operating Margins
- Effectively Manage Capital
- Grow the Business

69

Financial Community Presentation

Ken Chenault
July 31, 2002

70

Components of Market Value

($B)

	1995	2000	June 30, 2002
Total Market Value	$20.0	$72.8	$48.7

Growth Value
Annuity Value** (no growth)
Book Value*
1.5
11.2
7.3
39.4
21.6
11.8
13.0
22.2
13.5

* Shareholders' equity excluding FAS 115 & FAS 133.

** Net income capitalized in perpetuity at the cost of equity.

71

Confidence Factors

Power Alleys

Global Payments
Retail Financial Services

72

Confidence Factors

Capabilities and Assets

- Reengineering Expertise
- Customer Service Ethic
- Partnership Skills
- Internet Platforms
- Brand
- Rewards Expertise
- Global Presence
- Customer Base
- Closed Loop Network
- Marketing Skills

73

Confidence Factors

Balanced Growth

Add New Customers

AMERICAN EXPRESS

Deepen Existing Relationships

74

Confidence Factors

Organic Growth

Generate Earnings
Invest in Growth
Increase Metrics
Grow Revenues

75

Rewards

SkyMiles

WWF

MEMBERSHIP
REWARDS

AMERICAN EXPRESS
AEROMEXICO
Premier

Costco
AMERICAN EXPRESS
PLATINUM
Cash Rebate

76

Virtuous Payment Circle

Generate more insistence at POS
Create better value propositions
Acquire more high CV CMs
Increase Amex share of GPP CV
Merchant Acceptance
Cardmember Demand
Capture more of their spending
Earn more profit per CM vs. compets
Get more merchants, higher discount rate
Sell them more goods and services
Capture more revolving balances

77

Rewards

SkyMiles
PLATINUM

WWF

MEMBERSHIP
REWARDS

AMERICAN EXPRESS
AEROMEXICO
Premier

Costco
AMERICAN EXPRESS
PLATINUM
Cash Rebate

78

Global Network Services

entourage CIBC
Global Network • Global Network • Global Network • Global Network •
TOYOTA
FINANCIAL SERVICES
SAMSUNG
삼성카드
Unibanca
entourage CIBC

79

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80

Platinum Financial Services

DEPARTURES
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81

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82

Long-Term Growth Factors

- Lower risk profile
- Stronger business models
- Growth opportunities

84

Long Term Financial Objectives

On Average, Over Time

	Objective
Earnings per share	12%–15%
Return on equity	18%–20%
Revenue growth	8%

85